Exhibit 14.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Pre-Effective Amendment No. 3 to Registration Statement on Form N-14 of our report dated April 1, 2013, on our audits of the consolidated financial statements of Newtek Business Services, Inc. and Subsidiaries as of December 31, 2012 and for the years ended December 31, 2012 and 2011, which report appears in the annual report on Form 10-K of Newtek Business Services, Inc. for the year ended December 31, 2013.

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement on Form N-14 of our report dated September 23, 2014 on our audit of the Senior Securities Table of Newtek Business Services, Inc. and Subsidiaries for the years ended December 31, 2012, 2011, 2010 and 2009 appearing in the Prospectus, which is part of this Registration Statement on Form N-14.

We also consent to the reference to us under the caption “Independent Registered Public Accounting Firm”, “Senior Securities” and “Selected Financial and Other Data” in this Pre-Effective Amendment No. 3 to Registration Statement on Form N-14.

/s/ CohnReznick LLP

Jericho, New York

September 30, 2014